Exhibit 10.25
SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of December 24, 2021 (the “Effective Date”), is made by and among PARLEX 2 FINANCE, LLC, a Delaware limited liability company (“Parlex 2”), PARLEX 2A FINCO, LLC, a Delaware limited liability company (“Parlex 2A”), PARLEX 2 UK FINCO, LLC, a Delaware limited liability company (“Parlex 2 UK”), PARLEX 2 EUR FINCO, LLC, a Delaware limited liability company (“Parlex 2 EUR”), PARLEX 2 AU FINCO, LLC, a Delaware limited liability company (“Parlex 2 AU”), PARLEX 2 CAD FINCO, LLC, a Delaware limited liability company (“Parlex 2 CAD”), WISPAR 5 FINCO, LLC, a Delaware limited liability company (“Wispar 5”, and together with Parlex 2, Parlex 2A, Parlex 2 UK, Parlex 2 EUR, Parlex 2 AU, Parlex 2 CAD and any other Person when such Person joins as a Seller hereunder from time to time, individually and/or collectively as the context may require, “Seller”), BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”) (for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof), and CITIBANK, N.A., a national banking association (“Buyer”).
W I T N E S E T H:
WHEREAS, Seller and Buyer have entered into that certain Fifth Amended and Restated Master Repurchase Agreement, dated as of April 16, 2021, as amended by that certain First Amendment to Fifth Amended and Restated Master Repurchase Agreement, dated as of August 26, 2021 (as the same may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement;
WHEREAS, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date:
1.Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:
(a)The following defined terms set forth in Article 2 and any references thereto in the Repurchase Agreement are hereby deleted in their entirety: “Compounded SOFR”, “Corresponding Tenor”, “Early Opt-in Election” and “Term SOFR Transition Event”.
(b)The following definitions in Section 2 of the Repurchase Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:
“Benchmark” shall mean, (a) for any LIBOR Based Transaction, initially, LIBOR, (b) for any EURIBOR Based Transaction, initially, EURIBOR, (c) for any BBSY Rate Based Transaction, initially, the BBSY Rate, (d) for any CDOR Rate Based Transaction, initially, the CDOR Rate, (e) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is the SOFR Average, initially, the SOFR Average and (f) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is Term SOFR, initially, Term SOFR;

provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark or with respect to any Transaction, as applicable, then “Benchmark” shall mean, with respect to such then-current Benchmark or with respect to any applicable Transaction, as applicable, the related Benchmark Replacement. Notwithstanding the foregoing, if any setting of any Benchmark as provided above would result in such Benchmark setting being less than the applicable Benchmark Floor, such setting of such Benchmark shall instead be deemed to be such Benchmark Floor.
“Benchmark Floor” shall mean the greater of (a) 0.00% and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation.
“Benchmark Replacement” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the sum of (a) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for U.S. dollar-denominated commercial mortgage loan repurchase facilities or other similar agreements at such time and (b) the Benchmark Replacement Adjustment; provided, that such Unadjusted Benchmark Replacement is consistent with the benchmark rate selected by Buyer in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right; provided, further, that in connection with the replacement of LIBOR or another Benchmark pursuant to Article 3(g)(i), such Unadjusted Benchmark Replacement shall be Term SOFR (so long as no Benchmark Transition Event and Benchmark Replacement Date has occurred with respect to such rate), as determined by Buyer in its sole discretion. Notwithstanding the foregoing, if any setting of the Benchmark Replacement as provided above would result in such Benchmark Replacement setting being less than the applicable Benchmark Floor, such setting of the Benchmark Replacement shall instead be deemed to be such Benchmark Floor.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to, but in no event greater than the spread adjustment or method for calculation in effect under, (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated commercial mortgage loan repurchase facilities at such time; provided, that such Benchmark Replacement Adjustment is consistent with the spread adjustment or method for calculating or determining such spread adjustment selected by Buyer for replacement of such Benchmark with the related Unadjusted Benchmark Replacement in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “LIBOR”, “LIBOR

Based Transaction”, “EURIBOR”, “EURIBOR Based Transaction”, “BBSY Rate”, BBSY Rate Transaction”, “CDOR Rate”, “CDOR Rate Transaction”, “Pricing Rate Period”, “Pricing Rate Determination Date”, “Reference Time”, “SOFR Average”, “SOFR Based Transaction”, “Term SOFR” and any similar defined term in this Agreement, provisions with respect to timing and frequency of determining rates and making payments of interest or price differential, timing of transaction requests, future advance requests, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any benchmark rate (including, without limitation, LIBOR, EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average and Term SOFR), the formula, methodology or convention for applying the successor Benchmark Floor to any benchmark rate (including, without limitation, LIBOR, EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average and Term SOFR) and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark or Benchmark Replacement, as applicable, and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark or Benchmark Replacement, as applicable, exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or to be non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) even if such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” shall mean, with respect to any applicable Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
“Business Day” shall mean a day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange or Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed and a day on which commercial banks in the States of New York, Pennsylvania, Kansas or Minnesota or in London, England, Sydney, Australia, Toronto, Canada, or, as it relates to a specific Foreign Purchased Loan, the relevant non-U.S. jurisdiction in which the Mortgaged Property securing the related Foreign Purchased Loan is located or the laws of which otherwise govern the Purchased Loan Documents relating to the subject Foreign Purchased Loan (or as otherwise designated in the Purchased Loan Documents relating to the subject Foreign Purchased Loan and stated in the related Confirmation) are authorized or obligated by law or executive order to be closed. When used with respect to a Pricing Rate Determination Date, “Business Day” shall mean (x) any day other than a Saturday, a Sunday or a day on which banks in London, England, Sydney, Australia or Toronto, Canada, as applicable, are closed for dealing in foreign currency and exchange and (y) from and after the Foreign Purchased Loan (GBP) Transition Date, in relation to:
(i)    any date for payment or purchase of an amount relating to a Foreign Purchased Loan (GBP);
(ii)    the determination of the first day or the last day of a Pricing Rate Period for a Foreign Purchased Loan (GBP), or otherwise in relation to the determination of the length of such a Pricing Rate Period; or

(iii)    the Lookback Period for a Foreign Purchased Loan (GBP),
a day which is an Additional Business Day relating to that Purchased Loan.
“Pricing Rate” shall mean (A) with respect to any Purchased Loan other than a Foreign Purchased Loan (GBP) for any Pricing Rate Period, an annual rate equal to the sum of (i) the Benchmark (or, (a) if the Benchmark is LIBOR, the LIBO Rate, and (b) if the Benchmark is EURIBOR, the EURIBO Rate) plus (ii) the Applicable Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Loan and (B) with respect to any Foreign Purchased Loan (GBP) and any related Pricing Rate Period, the rate determined in accordance with Section 3(g)(2) or Section 3(g)(3), as applicable. The Pricing Rate shall be subject to adjustment and/or conversion as provided in Section 3(g) of this Agreement.
“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction: (w) except as otherwise provided in the immediately following clauses (x), (y) and (z), the second (2nd) Business Day preceding the first day of such Pricing Rate Period; (x) in the case of any SOFR Based Transaction, the second (2nd) U.S. Government Securities Business Day preceding the first day of such Pricing Rate Period; (y) in the case of a Foreign Purchased Loan (AU) only, the first day of such Pricing Rate Period; or (z) in the case of a Foreign Purchased Loan (GBP) and a Pricing Rate Period commencing on or after the Foreign Purchased Loan (GBP) Transition Date, the fifth (5th) Business Day preceding the end of such Pricing Rate Period.
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark for each Pricing Rate Period, (1) if such Benchmark is LIBOR or EURIBOR, 11:00 a.m. (London time) on the Pricing Rate Determination Date, (2) if such Benchmark is the BBSY Rate, 10:30 a.m. (Sydney time), (3) if such Benchmark is the CDOR Rate, 10:00 a.m. (Toronto time), (4) if such Benchmark is the SOFR Average or Term SOFR, 5:00 p.m. (New York city) time on the Pricing Rate Determination Date, and (5) if the Benchmark is not LIBOR, EURIBOR, the BBSY Rate, the CDOR Rate, the SOFR Average or Term SOFR, the time on the Pricing Rate Determination Date determined by Buyer in its reasonable discretion.
“SOFR” shall mean the secured overnight financing rate as administered by the SOFR Administrator.
“Term SOFR” shall mean, the forward-looking term rate based on SOFR with a tenor of one month (the “Term SOFR Reference Rate”) which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the Term SOFR Reference Rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) published by the Term SOFR Administrator as of the related Reference Time; provided, however, that if, as of the such Reference Time, the Term SOFR Reference Rate has not been published by the Term SOFR Administrator then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the related

SOFR Based Pricing Rate Determination Date. Notwithstanding the foregoing, if any setting of Term SOFR as provided above would result in such setting being less than the applicable Benchmark Floor, such setting of Term SOFR shall instead be deemed to be such Benchmark Floor.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion.
(c)The following defined terms are hereby added to Section 2 of the Repurchase Agreement in their appropriate alphabetical location as follows:
“Additional Business Day” shall mean any day specified as such in the Reference Rate Terms.
“Applicable SOFR” shall mean, with respect to each SOFR Based Transaction, either the SOFR Average or Term SOFR, as applicable, as designated in the related Confirmation.
“Baseline CAS” means, in relation to a Foreign Purchased Loan (GBP), any rate which is either:
(i)    specified as such in the applicable Reference Rate Terms; or
(ii)    determined by Buyer in accordance with the methodology specified in the applicable Reference Rate Terms.
“BBSY Rate Based Transaction” shall mean any Transaction for which the Benchmark is designated as BBSY Rate in the related Confirmation.
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark other than, after the Foreign Purchased Loan (GBP) Transition Date, LIBOR in respect of any Foreign Purchased Loan (GBP), the period (if any) during which Buyer determines that (a) adequate and reasonable means do not exist for ascertaining such Benchmark (including, without limitation, if the Benchmark (or the published component used in the calculation thereof) cannot be determined in accordance with the definition thereof) or (b) it is unlawful to accrue Purchase Price Differential based on such Benchmark or to otherwise use such Benchmark to determine the applicable Purchase Price Differential due for any Pricing Rate Period.
“Break Costs” has the meaning given to that term in the applicable Reference Rate Terms.
“CDOR Rate Based Transaction” shall mean any Transaction for which the Benchmark is designated as CDOR Rate in the related Confirmation.
“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.
“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.

“Compounded Reference Rate” shall mean, in relation to any RFR Banking Day during the Pricing Rate Period of a Foreign Purchased Loan (GBP), the percentage rate per annum which is the aggregate of:
(i)    the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and
(ii)    the applicable Baseline CAS.
“Daily Non-Cumulative Compounded RFR Rate” shall mean, in relation to any RFR Banking Day during a Pricing Rate Period for a Foreign Purchased Loan (GBP), the percentage rate per annum determined by the Buyer in accordance with the methodology set out in Exhibit XV.
“EURIBOR Rate Based Transaction” shall mean any Transaction for which the Benchmark is designated as EURIBOR Rate in the related Confirmation.
“Foreign Purchased Loan (GBP) Transition Date” shall mean October, 25 2021.
“LIBOR Based Transaction” shall mean any Transaction for which the Benchmark is designated as LIBOR in the related Confirmation.
“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.
“Market Disruption Rate” shall mean the rate (if any) specified as such in the applicable Reference Rate Terms.
“Published Rate” shall mean the applicable RFR.
“Published Rate Contingency Period” means the period specified as such in the applicable Reference Rate Terms.
“Published Rate Replacement Event” means, in relation to a Published Rate:
(a)    the methodology, formula or other means of determining that Published Rate has, in the opinion of Buyer and Seller, materially changed;
(b)    (i)    (A)    the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)    information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;
(ii)    the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)    the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or
(iv)    the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or
(c)    the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)    the circumstance(s) or event(s) leading to such determination are not (in the opinion of Buyer and Seller) temporary; or
(ii)    that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “Published Rate Contingency Period” in the Reference Rate Terms relating to that Published Rate; or
(d)    in the opinion of Buyer and Seller, that Published Rate is otherwise no longer appropriate for the purposes of calculating Price Differential under this Agreement.
“Rate Election Notice” shall mean the written notice of the election by Buyer, in its sole discretion, to declare that a “Benchmark Transition Event” shall occur, which Rate Election Notice shall designate the affected Benchmark, the applicable Benchmark Replacement Date and the Benchmark Replacement.
“Reference Rate Terms” shall mean with respect to any Foreign Purchased Loan (GBP), in relation to (a) a Pricing Rate Period for that Foreign Purchased Loan (GBP); or (b) any term of this Agreement relating to the determination of a Pricing Rate or rate of interest in relation to such Foreign Purchased Loan (GBP), the terms set out in Exhibit XIV.
“Relevant Nominating Body” shall mean any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
“Replacement Reference Rate” shall mean a reference rate which is:
(a)formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)in the opinion of the Buyer and the Sellers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or
(c)in the opinion of the Buyer and the Sellers, an appropriate successor to a Published Rate.
“RFR” means the rate specified as such in the applicable Reference Rate Terms.
“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.
“SOFR Average” shall mean the compounded average of SOFR over a rolling calendar day period of thirty (30) days (“30-Day SOFR Average”) which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the 30-Day SOFR Average (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) published by the SOFR Administrator on the SOFR Administrator’s Website for the related Reference Time; provided, however, that if, as of such Reference Time, the 30-Day SOFR Average has not been published on the SOFR Administrator’s Website, the SOFR Average for such setting will be 30-Day SOFR Average as published on the SOFR Administrator’s Website for the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the related SOFR Based Pricing Rate Determination Date. Notwithstanding the foregoing, if any setting of the SOFR Average as provided above would result in such setting being less than the applicable Benchmark Floor, such setting of the SOFR Average shall instead be deemed to be such Benchmark Floor.
“SOFR Based Pricing Rate Determination Date” shall mean, (a) in the case of the first Pricing Rate Period for any Purchased Asset, two (2) U.S. Government Securities Business Days prior to the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) U.S. Government Securities Business Days preceding the first day of such Pricing Rate Period.
“SOFR Based Transaction” shall mean any Transaction for which the Benchmark (or the published component used in the calculation thereof) designated in the related Transaction (or as a result of the occurrence of a Benchmark Transition Event, and the related Benchmark Replacement Date) is either the SOFR Average or Term SOFR.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(d)Subparagraph (b) of the definition of “LIBOR” shall be deleted in its entirety and replaced with the following:
(b)    With respect to each Pricing Rate Period related to any Foreign Purchased Loan (GBP) prior to the Foreign Purchased Loan (GBP) Transition Date, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any person which takes over the administration of that rate) for deposits in Pounds Sterling for a three month period that appears page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m., London time, on the related Pricing Rate Determination Date (the “LIBOR Screen Rate”). If the LIBOR Screen Rate ceases to be available, Buyer may specify another page or service displaying the relevant rate after consultation with Seller. If the LIBOR Screen Rate is unavailable, Buyer shall request the principal London office of the Reference Banks to provide (i) if the Reference Bank is a contributor to the LIBOR Screen Rate and it consists of a single figure, the rate applied to the relevant Reference Bank and Pounds Sterling in amounts not less than the Repurchase Price of the applicable Transaction for a three-month period, or (ii) in any other case, the rate at which the relevant Reference Bank could fund itself in Pounds Sterling for amounts of not less than the Repurchase Price of the applicable Transaction for a three-month period with reference to the unsecured wholesale funding market as of 11:00 a.m., Brussels time, on the related Pricing Rate Determination Date.
(e)Subparagraph (b) of Section 3 shall be deleted in its entirety and replaced with the following:
(b)    Upon agreeing to enter into a Transaction hereunder, provided each of the Transaction Conditions Precedent shall have been satisfied (or waived by Buyer), Buyer shall promptly deliver to Seller a written confirmation in the form of Exhibit I attached hereto of each Transaction (a “Confirmation”). Such Confirmation shall describe the Purchased Loan, shall identify Buyer and Seller, and shall set forth:
(i)    the Purchase Date,
(ii)    the Purchase Price Percentage, Maximum Purchase Price Percentage, the initial Purchase Price and the Maximum Purchase Price for such Purchased Loan (which initial Purchase Price and the Maximum Purchase Price shall be expressed and payable in the same Applicable Currency as the related Purchased Loan),
(iii)    the Repurchase Date,
(iv)    the Pricing Rate (including the Applicable Spread),
(v)    the Margin Percentage,
(vi)    the LTV (Purchase Price) and Maximum LTV (Purchase Price),
(vii)    the LTV (Loan UPB) and LTV (Aggregate Loan UPB) (if applicable),
(viii)    the Funding Fee, any additional conditions precedent to the availability of Margin Excess (Future Funding) and the type of funding (i.e. table funded/non-table funded),
(ix)    the Applicable Currency (which shall be the same Applicable Currency as the related Purchased Loan),
(x)    the applicable Purchase Date Spot Rates, and
(xi)    any additional reasonable terms or conditions not inconsistent with this Agreement and mutually agreed upon by Buyer and Seller.

With respect to any Transaction other than a Transaction relating to a Foreign Purchased Loan (GBP), the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each subsequent Pricing Rate Determination Date for the next succeeding Pricing Rate Period for such Transaction. Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on such subsequent Pricing Rate Determination Date. With respect to any Transaction relating to a Foreign Purchased Loan (GBP), the Pricing Rate shall be determined in accordance with Section 3(g)(2) or 3(g)(3), as applicable. The Purchase Price for each Transaction shall be funded in the Applicable Currency denominated in the applicable Confirmation. For purposes of this Section 3(b), the “Transaction Conditions Precedent” shall be deemed to have been satisfied with respect to any proposed Transaction if:
(A)    no monetary or material non-monetary Default or Event of Default under this Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;
(B)    subject to any exceptions reasonably approved by Buyer, the representations and warranties made by Seller in any of the Transaction Documents shall be true and correct in all material respects as of the Purchase Date for such Transaction, before and after giving effect to such Transaction, as though made on such Purchase Date (except to the extent such representations and warranties are made as of a particular date);
(C)    Buyer shall have received from Seller all corporate and governmental approvals, legal opinions of counsel to Seller and Guarantor (including, without limitation, as to authority, enforceability, perfection under the UCC and, with respect to any Foreign Purchased Loan, the equivalent Requirements of Law under the relevant non-U.S. jurisdiction, bankruptcy safe harbor and the Investment Company Act of 1940) and closing documentation as Buyer may reasonably request pursuant to this Agreement (including, with respect to any Foreign Purchased Loan, a Foreign Assignment Agreement and such other closing documentation necessary to transfer such Foreign Purchased Loan to Buyer and perfect the security interest therein granted by Seller in favor of Buyer in the relevant non-U.S. jurisdiction);
(D)    Seller shall have paid to Buyer (x) the Funding Fee then due and payable with respect to such Transaction pursuant to the Fee Agreement and (y) Buyer’s out-of-pocket costs and expenses pursuant to Section 30(d) of this Agreement (which amounts referred to in the preceding sub-clauses (D)(x) and (D)(y) may be paid through a holdback to the Purchase Price);
(E)    Buyer shall have (A) determined, in accordance with the applicable provisions of Section 3(a) of this Agreement, that the assets proposed to be sold to Buyer by Seller in such Transaction are Eligible Loans and (B) obtained internal credit approval for the inclusion of such Eligible Loan as a Purchased Loan in a Transaction;

(F)    Buyer shall have determined that no event has occurred which is reasonably likely to result in a Material Adverse Effect; and
(G)    as of the applicable Purchase Date, each of the applicable Concentration Limits is satisfied (unless waived by Buyer).
(f)Subparagraph (g) of Section 3 shall be deleted in its entirety and replaced with the following:
(g)    Effect of a Benchmark Transition Event and Foreign Purchased Loan (GBP) Transition Date.
(1)    (i)    Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred with respect to any Benchmark prior to the Reference Time for any Pricing Rate Determination Date for such Benchmark, the applicable Benchmark Replacement will replace such Benchmark for all purposes under this Agreement or under any other Transaction Document in respect of such setting and all settings on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document). Notwithstanding the foregoing, Buyer and Seller may at any time agree to amend and restate any Confirmation with respect to any Transaction to replace the related Benchmark with respect to such Transaction with the applicable Benchmark Replacement.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation or administration of any Benchmark or Benchmark Replacement, in connection with any Benchmark Replacement Date or as a result of a Benchmark Unavailability Period, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Transaction Document.
(iii)        Market Disruption. During a Benchmark Unavailability Period, the component of the Pricing Rate based on the applicable Benchmark shall, during the continuance of such Benchmark Unavailability Period, be replaced with a Benchmark Replacement reasonably determined by Buyer.
(iv)        Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (a) any Benchmark Replacement Date, (b) the effectiveness of any Benchmark Replacement Conforming Changes and (c) the effectiveness of any changes to the calculation of the Pricing Rate described in Article 3(g)(iii). For the avoidance of doubt, any notice required to be delivered by Buyer as set forth in this Article 3(g) may be provided, at the option of Buyer (in its sole discretion), in one or more notices and may be delivered together with, or as a part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Buyer pursuant to this Article 3(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Buyer’s sole discretion and without consent from Seller or any other party to this Agreement or any other Transaction Document.
(v)Acknowledgement of Benchmark Transition Event in Respect of LIBOR. Buyer and Seller acknowledge and agree that a Benchmark Transition Event in respect of LIBOR occurred on March 5, 2021. Although June 30, 2023 is the anticipated date on which the administrator of LIBOR will permanently or indefinitely cease to provide LIBOR or that LIBOR will be declared no longer representative (the “Anticipated Benchmark Replacement Date”), the related Benchmark Replacement Date cannot be determined with certainty by Buyer at this time. Seller acknowledges and agrees that Buyer may determine that the Benchmark Replacement Date with respect to LIBOR will differ from the Anticipated Benchmark Replacement Date in accordance with the definition thereof or otherwise in connection with the occurrence of another Benchmark Transition Event.
(vi)Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration, submission or any other matter related to LIBOR, EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average or Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (b) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR, EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average or Term SOFR (or any other Benchmark) or have the same volume or liquidity as LIBOR, EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average or Term SOFR (or any other Benchmark), (c) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Article 3(g) or Article 3(i) including, without limitation, whether or not a Benchmark Transition Event has occurred, whether to declare a Benchmark Transition Event, the removal or lack thereof of unavailable or non-representative tenors of LIBOR, EURIBOR, BBSY Rate, CDOR Rate, SOFR, the SOFR Average or Term SOFR (or any other Benchmark), the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Article 3(g)(iv) or otherwise in accordance herewith, and (d) the effect of any of the foregoing provisions of Article 3(g) or Article 3(i).
(2)    From and after the Foreign Purchased Loan (GBP) Transition Date, the Pricing Rate for Transactions with respect to Foreign Purchased Loans (GBP) shall be calculated as follows:
(i)    Pricing Rate: The Pricing Rate on each Foreign Purchased Loan (GBP) for each day during a Pricing Rate Period is the percentage rate per annum which is the aggregate of (x) the Applicable Spread; and (y) the Compounded Reference Rate for that day. If any day during a Pricing Rate Period for a Foreign Purchased Loan (GBP) is not an RFR Banking Day, the Pricing Rate on that Foreign Purchased Loan (GBP) for that day will be the Pricing Rate applicable to the immediately preceding RFR Banking Day.
(ii)    Adjustment or Conversion: The Pricing Rate for each Foreign Purchased Loan (GBP) shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation.

(3)    Prior to the Foreign Purchased Loan (GBP) Transition Date, the Pricing Rate for Transactions with respect to a Foreign Purchased Loan (GBP) shall, for any related Pricing Rate Period, equal an annual rate equal to the sum of (i) the LIBO Rate and (ii) the relevant Applicable Spread with respect to such Purchased Loan, in each case, for the applicable Pricing Rate Period for the related Purchased Loan (which Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation).
(4)    With respect to any Transaction relating to a Foreign Purchased Loan (GBP) from and after the Foreign Purchased Loan (GBP) Transition Date:
(i)    if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency applicable to any Foreign Purchased Loan (GBP), any amendment or waiver which relates to:
(A)    providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and
(B)    (I)    aligning any provision of any Transaction Document to the use of that Replacement Reference Rate;
(II)    enabling that Replacement Reference Rate to be used for the calculation of Price Differential under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
(III)    implementing market conventions applicable to that Replacement Reference Rate;
(IV)    providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(V)    adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made by the Buyer with the consent of Seller.
Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Buyer shall exercise its rights under this Section 3(g) in a manner substantially similar to Buyer’s exercise of similar rights in agreements with customers similarly situated to Seller where Buyer has comparable contractual rights.

(g)Subparagraph (h) of Section 3 shall be deleted in its entirety and replaced with the following:
(h)    Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer (i) to enter into Transactions as contemplated by the Transaction Documents, then the commitment, if any, of Buyer hereunder to enter into new Transactions shall forthwith be canceled, and (ii) to maintain or continue Transactions as contemplated by the Transaction Documents, then the portion of the Pricing Rate for such date of determination (or on such earlier date as may be required by law), and for all subsequent dates of determination, that corresponds to (X) other than in relation to a Foreign Purchased Loan (GBP), the Benchmark, (Y) in relation to a Foreign Purchased Loan (GBP) prior to a Foreign Purchased Loan (GBP) Transition Date, the LIBO Rate and (Z) in relation to a Foreign Purchased Loan (GBP) from and after a Foreign Purchased Loan (GBP) Transition Date, the Compounded Reference Rate, shall be (A) in the case of any Transaction other than a Transaction relating to a Foreign Purchased Loan (GBP), a Benchmark Replacement determined by Buyer pursuant to clause (iii) of the definition of “Benchmark Replacement” and (B) in the case of any Transaction relating to a Foreign Purchased Loan (GBP), a Transaction based on a rate determined by Buyer in accordance with Section 3(g)(2). If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(i) of this Agreement.
(h)Subparagraph (i) of Section 3 will be deleted in its entirety and replaced with the following:
(i)    Upon written demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any net actual, out-of-pocket loss or expense (not to include any indirect or consequential damages including, without limitation, any lost profit or opportunity) which Buyer sustains or incurs as a consequence of (i) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(d) hereof of a termination of a Transaction, (ii) other than in relation to a Foreign Purchased Loan (GBP) any payment of the Repurchase Price on any day other than a Remittance Date or the Repurchase Date (including, without limitation, any such actual, out-of-pocket loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from customary and reasonable fees payable to terminate the deposits from which such funds were obtained), (iii) a default by Seller in selling Eligible Loans after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Loans in accordance with the provisions of this Agreement, or (iv) any determination of the Benchmark which results in a transition to a Benchmark Replacement on a day which is not the last day of the then current Pricing Rate Period. From and after the Foreign Purchased Loan (GBP) Transition Date, if an amount is specified as “Break Costs” in the Reference Rate Terms for a Foreign Purchased Loan (GBP), Seller shall pay such amounts (if any) attributable to all or any part of a Repurchase Price being paid by that Seller on a day other than a Remittance Date or the Repurchase Date. A certificate as to such actual costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller.
(i)In the last line of subparagraph (j)(ii) of Section 3, after the word “Benchmark” and before “hereunder”, the following language shall be included:

        “or Compounded Reference Rate, as applicable,”.
(j)Section 4(e)(y) of the Repurchase Agreement is hereby amended by adding the following after the last sentence thereof:
Notwithstanding anything in this Section 4(e)(y) or elsewhere in this Agreement to the contrary, in no event shall Buyer be required to advance or reallocate any Margin Excess (Other) in respect of a LIBOR Based Transaction after January 1, 2022, until such time as such LIBOR Based Transaction is converted to a SOFR Based Transaction; provided that the foregoing shall not modify or affect the determination of any Margin Deficit hereunder or Purchaser’s obligation to fund Margin Excess (Future Funding) subject to the terms and conditions of Article 3(h).
2.Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
3.Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
4.Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.
5.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Repurchase Agreement, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
6.Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.
7.Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures

8.Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 20 of the Repurchase Agreement.

[No Further Text on this Page; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.
BUYER:
CITIBANK, N.A.
By:        /s/ Richard Schlenger
Name:    Richard Schlenger
Title:    Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]

SELLER:
PARLEX 2 FINANCE, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone Jr.
Name:    Anthony F. Marone Jr.
Title:    Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

PARLEX 2A FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone Jr.
Name:    Anthony F. Marone Jr.
Title:    Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

PARLEX 2 UK FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone Jr.
Name:    Anthony F. Marone Jr.
Title:    Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

PARLEX 2 EUR FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone Jr.
Name:    Anthony F. Marone Jr.
Title:    Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

[SIGNATURES CONTINUE ON NEXT PAGE]

PARLEX 2 AU FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone Jr.
Name:    Anthony F. Marone Jr.
Title:    Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

PARLEX 2 CAD FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone Jr.
Name:    Anthony F. Marone Jr.
Title:    Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

WISPAR 5 FINCO, LLC,
a Delaware limited liability company

By:        /s/ Anthony F. Marone Jr.
Name:    Anthony F. Marone Jr.
Title:    Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

[SIGNATURES CONTINUE ON NEXT PAGE]

GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC.

By:        /s/ Anthony F. Marone Jr.
Name:    Anthony F. Marone Jr.
Title:    Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

EXHIBIT XIV
REFERENCE RATE TERMS FOR FOREIGN PURCHASED LOANS (GBP)

CURRENCY:	Pounds Sterling.
Cost of funds as a fallback
Cost of funds will not apply as a fallback.
Definitions
Additional Business Days:	An RFR Banking Day.
Baseline CAS:	0.00 per cent. per annum or such other percentage rate per annum specified in the Confirmation in relation to the relevant Foreign Purchased Loan (GBP).
Break Costs:	None.
Business Day Conventions:	(1) If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(a)    subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)    if a Pricing Rate Period begins on the last Business Day of a calendar month, that Pricing Rate Period shall end on the last Business Day in the calendar month in which that Pricing Rate Period is to end.

(2)    If a Pricing Rate Period would otherwise end on a day which is not a Business Day, that Pricing Rate Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time or any successor rate to, or replacement rate for, that rate.
Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Buyer) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR was available, calculated by excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) of the Central Bank Rate over the relevant period.
Central Bank Rate Spread:	In relation to any RFR Banking Day, the number (expressed as a percentage rate per annum) calculated by the Buyer which is equal to:
(a) the RFR for that RFR Banking Day; less (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day, provided that if such amount is less than zero, the Central Bank Rate Spread shall be zero.
Daily Rate:	The “Daily Rate” for any RFR Banking Day is:
(1) the RFR for that RFR Banking Day; or

(2) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
(a) the Central Bank Rate for that RFR Banking Day; and
(b) the applicable Central Bank Rate Adjustment; or
(3) if paragraph (2) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
(a) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and
(b) the applicable Central Bank Rate Adjustment,
rounded, in either case, to four decimal places and if, in each case, the aggregate of that rate and the applicable Baseline CAS is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Baseline CAS is zero.
Lookback Period:	Five RFR Banking Days.
Market Disruption Rate:	Not Applicable.
RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.
RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.
Published Rate Contingency Period	One month.
Reporting Times	Not Applicable.

EXHIBIT XV
DAILY NON-CUMULATIVE COMPOUNDED RFR RATE
The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during a Pricing Rate Period for a Foreign Purchased Loan (GBP) is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Buyer when performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;
“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Pricing Rate Period;
“dcc” means 365 (being the market convention for sterling);
“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and
the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Pricing Rate Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Buyer when performing the calculation, taking into account the capabilities of any software used for that purpose):
where:
“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;
“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;
“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Pricing Rate Period to, and including, that Cumulated RFR Banking Day;
“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:
where:
“d0” means the number of RFR Banking Days in the Cumulation Period;
“Cumulation Period” has the meaning given to that term above;
“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;
“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;
“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;
“dcc” has the meaning given to that term above; and
“tni” has the meaning given to that term above.